Exhibit 99.1
Prospect Capital Files Preliminary Proxy Statement With SEC in Opposition to
Ares/Allied Merger as Part of Enhanced Bid for Allied Capital
NEW YORK — (Market Wire) — February 1, 2010 — Prospect Capital Corporation (NASDAQ: PSEC, “Prospect”) on Friday, January 29, 2010 filed with the Securities and Exchange Commission a preliminary proxy statement in opposition to the proposed merger between Allied Capital Corporation (“Allied”) and Ares Capital Corporation (“Ares”) in furtherance of Prospect’s increased proposal to acquire Allied made on January 26, 2010.
“We believe that our increased merger proposal should not only provide superior value to Allied shareholders,when compared to the Ares proposal, but also should provide significant value to Prospect shareholders,” said John F. Barry III, Chairman and CEO of Prospect. “In our view, the credit markets have improved significantly since October when Allied agreed to merge with Ares. We believe the significant improvement in the credit markets likely increases the value of the Allied portfolio since October and makes Allied asset sales and debt repayments more feasible. The strong GDP numbers released on January 29 further support our belief that there may be smoother sailing ahead for Allied’s portfolio companies.”
“We also learned from the Ares/Allied amended preliminary proxy statement/prospectus filed on January 26, 2010 that, from September 30, 2009 to January 15, 2010, Allied has paid down $389 million of secured debt, significantly reducing the principal payments of Allied debt now required in 2010, compared to our previous estimates.” continued Mr. Barry. “We also now understand from these materials that, as of January 15, 2010, Allied had on hand approximately $185 million of cash, money market and similar securities. These significant debt paydowns, and cash and equivalents on hand, disclosed just six days ago, significantly reduce the pro forma leverage of a Prospect-Allied combination. In addition, the sale of collateral management agreements associated with Allied’s portfolio company Callidus, announced after January 15, 2010, may result in an even greater current cash buildup at Allied. In our view, these factors make Allied a more attractive purchase for Prospect than before.”
“We believe our pending increased merger proposal, if consummated, will deliver significant benefits to both Prospect and Allied shareholders, including potential upside through Allied’s equity positions in a strengthening economy, increased diversification across more than 130 portfolio companies, and amortization of certain fixed costs across a greater asset base,” continued Mr. Barry.
“We are disappointed that, to date, the Allied Board of Directors has not responded to our increased merger proposal. However, we hope for a constructive response and the opportunity to roll up our sleeves and commence serious discussions with Allied with respect to Prospect’s increased merger proposal, which we believe will create significant value for both Allied and Prospect shareholders,” concluded Mr. Barry.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to us could have an adverse effect on us and our shareholders.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Such forward-looking statements may relate to us and/or our industry and address matters that involve risks and uncertainties. Forward-looking statements reflect our current views and assumptions with respect to future events, operations, business plans, business and investment strategies and portfolio management, the performance of our investments and our investment management business and the economy. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “currently anticipates,” “currently believes” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	difficulty in obtaining financing or raising capital, especially in the current credit and equity environment;

•	the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;

•	adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;

•	a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;

•	our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments,

•	authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the NASDAQ, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business;

•	our ability to manage future growth;

•	our dependence on Prospect Capital Management’s key management personnel;

•	the highly competitive market for investment opportunities in which we operate;

•	uncertainty as to the value of our portfolio investments;

•	additional risks to which senior securities, including debt, expose us;

•	changes in interest rates;

•	our need to raise additional capital to grow because of the requirement that we distribute most of our income;

•	the lack of liquidity in our investments;

•	fluctuations in our quarterly results;

•	fluctuations in our net asset value;

•	potential conflicts of interest and their impact on investment returns;

•	our incentive fee’s impact on the types of investments made by Prospect Capital Management;

•	changes in laws or regulations;

•	risks relating to our operation as a business development company;

•	risks relating to our investments and securities

•	the integration of Patriot or other businesses we acquire or new business ventures we may start;

•	uncertainty as to whether Allied will enter into and consummate the proposed transaction with Prospect on the terms set forth in our offer; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in our filings with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in our filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of such filings.
Additional Information about the Proposed Transaction and Where to Find It:
This press release is not a proxy statement or a solicitation of proxies and does not constitute an offer to sell or a solicitation of an offer to buy any securities. This press release relates to a business combination transaction with Allied proposed by Prospect, which may become the subject of a registration statement filed with the Securities and Exchange Commission (the “SEC”). This material is not a substitute for the prospectus/proxy statement Prospect has filed or would file with the SEC regarding the proposed transaction if such a negotiated transaction with Allied is reached or for any other document which Prospect may file with the SEC and send to Allied or Prospect shareholders in connection with the proposed transaction. Prospect has filed a preliminary proxy statement which, when definitive, will be used to solicit proxies to oppose the proposed merger between Allied and Ares (the “Opposition Proxy Statement”). INVESTORS AND SECURITY HOLDERS OF ALLIED AND PROSPECT ARE URGED TO READ THE DEFINITIVE OPPOSITION PROXY STATEMENT AND ANY OTHER SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the web site maintained by the SEC at www.sec.gov or by directing a request to the contact listed below.
Prospect and its directors, executive officers and other persons may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Prospect’s directors and executive officers is available in Prospect’s proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on October 16, 2009. Other information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings and otherwise, will be contained in any proxy statement filed in connection with the proposed transaction.
All information in this communication concerning Allied and Ares was obtained from public sources. While Prospect has no knowledge that any such information is inaccurate or incomplete, Prospect has not had the opportunity to verify any of such information.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702

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